EXHIBIT 23.0


We have issued our opinion dated April 15, 2005 accompanying the consolidated financial statements included in the Annual Report of Cabeltel International Corporation, formerly Greenbriar Corporation on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cabeltel International Corporation, formerly Greenbriar Corporation on Form S-8 (File No. 33-50868 and 33-33985).

/s/ FARMER, FUQUA & HUFF, P.C.

Plano, Texas
April 15, 2005